EXHIBIT 10.1

AMENDED AND RESTATED FINANCIAL SERVICES AGREEMENT

This Restated Financial Services Agreement (this “Agreement”) is made as of March 1, 2010 by and between Savoy Energy Corporation (the “Company”), Excelsus Consulting, LLC (“Consulting”) (each a “Party” and collectively referred to hereafter as the “Parties”).

WITNESSETH:

WHEREAS, the Company has previously entered into a Consulting Agreement with Consulting dated as of January 14, 2010 (collectively, the “Prior Agreement”) whereby Consulting agreed to serve as the Company’s corporate finance and strategic advisor on the terms and for the services specified in the Prior Agreement;

WHEREAS, the Parties now recognize that the scope of services provided and to be provided by Consulting under the terms of the Prior Agreement is greater that the Parties anticipated at the time the Company entered into the Prior Agreement and that it is fair and appropriate for Consulting to be paid compensation in addition to the consideration which was stated in the Prior Agreement;

WHEREAS, the Parties intend by this Agreement to restate the terms of the Prior Agreements and to proceed forward based upon the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree in good faith as follows:

1.           Definitions.  Unless otherwise defined in this Agreement, terms appearing in initial capitalized form shall have the meaning ascribed to such terms in this.

2.           Services.  The Services, which Consulting shall provide under this Agreement, shall include the following:

(a)           Consulting will work with the Company to review various business operations as well as strategic alternatives to financing Company through funding resources within Consultant’s contact network, specific to the contemplated “Financings” on a case by case basis;

(b)           Consulting will work with the Company to identify potential acquisitions or merger candidates strategic to the Company

(c)           Consulting will assist the Company in negotiating the terms of potential transactions.

3.           Term and Termination. The term of this engagement shall be for a period commencing with the date of this Agreement and ending twelve (12) months from the date hereof and may only be extended upon the mutual written agreement of the Parties.

4.           Consideration.  Company shall pay Consulting a Commencement fee of $5,000.00 upon execution of this Agreement.  Further, Company will pay Consulting $5,000.00 monthly for the term of this Agreement.  In further consideration for Consulting providing the services set forth in Section 2 above, the Company will issue 3,000,000 shares of the Company’s Common Stock to Consulting (the “Consulting Shares”).  The Consulting Shares shall be deemed to be fully earned upon receipt and shall be Rule 144-eligible.

5.           Non-Circumvention.  The undersigned Parties, intending to be legally bound, hereby irrevocably agree not to circumvent, avoid, bypass or obviate each other, directly or indirectly, to avoid payment of fees or any other form of compensation in any transaction with any corporation, partnership or individual revealed by either party to the other in connection with any agreements between the Parties.  In the event of circumvention, either directly or indirectly, the circumvented party shall be entitled to a legal monetary penalty equal to the maximum services fee it should have realized from such transactions, including all legal expenses incurred in the recovery of funds.  The parties agree to notify the other Parties prior to the request for any contract and upon reaching an agreement of any kind.

6.           Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Consulting:

Excelsus Consulting LLC
53 W Palisade Ave (PH-2)
Englewood, NJ 07631

If to the Company:

Savoy Energy Corporation
11200 Westheimer
Suite 200
Houston, TX 77042

Attn:  Arthur Bertagnolli

Copy to:

Law Offices of Robert Diener
122 Ocean Park Boulevard
Suite 307
Santa Monica, California 90405
Facsimile: (310) 362-8887
Attention: Robert Diener

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.  Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

7.           Miscellaneous.

(a)           Entire Agreement.  This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

(b)           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

(c)           Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

(d)           Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New Jersey.  The Parties hereby consent to the exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey for all disputes arising under this Agreement.

(f)           Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time during the term of this Agreement prior to the termination of this Agreement.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver.  No waiver by any party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(g)           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(h)           Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(i)           Remedies. Consulting shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision or term of this Agreement and to exercise all other rights existing in its favor.  In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover its costs incurred in connection with the resolution thereof, including reasonable attorneys fees.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date first written above.

Excelsus Consulting, LLC	Savoy Energy Corporation

By:_____________________	By:____________________________
Name:	Name: Arthur Bertagnolli
Title: Principal	Title: President